UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

 _____________________

FORM 8-K

_____________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2026 (December 24, 2025)

Mag Magna Corp. (Exact name of registrant as specified in its charter)

333-268561	98-1626237
(Commission File Number)	(IRS Employer Identification Number)

4005 West Reno Avenue, Suite F Las Vegas, Nevada 89118	Wyoming
(Address of Principal Executive Offices)	(State or other jurisdiction of incorporation or organization)

702-595-2247

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.01. Changes in Control of Registrant.

Effective December 24, 2025, there occurred a change in control of Mag Magna Corp., a Wyoming corporation (the “Company”). On such date, pursuant to a stock purchase agreement (the “Change-in-Control Agreement”), Harpreet Sangha acquired 4,500,000 shares of the Company’s common stock (the “Control Shares”) from Wang Gang. The Control Shares represent approximately 77.20% of the outstanding shares of the Company’s common stock and constitute voting control of the Company. The total consideration paid by Mr. Sangha for the Control Shares was $415,000.00, paid $240,000 by delivery of cash at the closing and $175,000.00 by delivery of a secured promissory note at the closing, with such note due and payable on or before the sixtieth day immediately following the closing date and secured by a pledge of the Control Shares in favor of Mr. Wang.

In conjunction with the Change-in-Control Agreements, on December 24, 2025, Wang Gang resigned as President, Chief Executive Officer, Treasurer, Secretary and Director of the Company and Harpreet Sangha was appointed as the Sole Director, President, Chief Executive Officer, Treasurer and Secretary of the Company.

Certain information regarding the background of Mr. Sangha is set forth below.

Harpreet Sangha, 61, Harp Sangha is a seasoned business executive and capital-markets executive with decades of leadership in public companies. Mr. Sangha served as an officer and director China Dongsheng International Inc. (OTCID: CDSG) from September 2021 to February 2025 and as an officer and director of Barrel Energy Inc.(OTCID: BRLL) from August 2018 to February 2025. Mr. Sangha has an extensive background in raising capital, guiding early-stage public companies, and building strong institutional relationships. Mr. Sangha has been directly involved in the evaluation, financing, and development of metals and energy assets, including projects related to critical minerals, base metals, and energy resources. He has worked closely with technical teams, government stakeholders, and international partners to advance projects from early-stage assessment through development and commercialization. His deep understanding of commodity markets, project economics, and regulatory frameworks has enabled him to navigate complex jurisdictions and capitalize on emerging opportunities within the global resource sector.

The following table sets forth, as of the date of this Current Report, the shareholdings of (1) each person owning beneficially 5% or more of the Company’s outstanding common stock; (2) each executive officer of the Company, and (3) all officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment power over his securities. Information relating to beneficial ownership of securities by our principal shareholders and management is based upon information furnished by each person using beneficial ownership’ concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power. Except as disclosed herein, we do not have any outstanding options or other securities exercisable for or convertible into shares of our common stock. Unless otherwise indicated, the address of each person listed is c/o Mag Magna Corp., 4005 West Reno Avenue, Suite F, Las Vegas, Nevada 89118.

Name of Beneficial Owner	Title of Class	Beneficial Ownership	Percent of Class(1)
Harpreet Sangha(2)	Common Stock	4,500,000	77.20%
All Officers and Directors as a Group (1 person)	Common Stock	4,500,000	77.20%

(1)	Based on 5,829,047 shares outstanding, as of the date of this Current Report.
(2)	Officer and director.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth above under Item 5.01. Changes in Control of Registrant is incorporated in this Item 5.02.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAG MAGNA CORP.

Date: January 27, 2026	By:	/s/ Harpreet Sangha
Harpreet Sangha
Chief Executive Officer

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